UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2023
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) by The RMR Group Inc. (the “Company”), on July 31, 2023, The RMR Group LLC (“RMR LLC”), a Maryland limited liability company and a majority-owned operating subsidiary of the Company, entered into an equity purchase agreement (the “Purchase Agreement”), with MPC Partnership Holdings LLC, a Georgia limited liability company (“MPC”), the sellers set forth on the signature pages thereto (collectively, the “Sellers”), the seller owners set forth on the signature pages thereto (collectively, the “Seller Owners”), and, solely in his capacity as the Seller Representative, James A. Rubright. On December 19, 2023, RMR LLC completed its acquisition of the issued and outstanding equity interests of MPC for $80 million in cash, subject to customary adjustments for MPC’s cash, debt, transaction expenses and working capital at closing. Pursuant to the Purchase Agreement, the Sellers are eligible to earn up to an additional $20 million of contingent consideration subject to the deployment of capital remaining in investment funds managed by MPC prior to the end of such fund’s investment period. In addition, the Sellers retained certain excluded assets (including promotes and co-investment interests in respect of legacy investment funds managed by MPC) and assumed certain excluded liabilities (including liabilities related to such excluded assets), in accordance with the Purchase Agreement.

In connection with the transaction, Mr. Patrick Carroll entered into a business protection agreement providing customary non-competition, non-solicitation and related covenants in favor of RMR LLC.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on July 31, 2023 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 19, 2023, the Company issued a press release announcing the Closing. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the press release attached as Exhibits 99.1.

The information in Exhibits 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements of Businesses Acquired.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1	Equity Purchase Agreement, dated as of July 29, 2023, by and among The RMR Group LLC, MPC Partnership Holdings LLC, the Sellers set forth on the signature pages thereto, the Seller Owners set forth on the signature pages thereto, and James A. Rubright, solely in his capacity as the Seller Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 31, 2023).

99.1	Press Release, issued by the Company on December 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE RMR GROUP INC.

Dated: December 19, 2023	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer